SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2006

ITEX Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-18275	93-0922994
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

3625 – 132nd Ave SE, Suite 200, Bellevue, WA	98006
(Address of principal executive offices)	(Zip code)

Registrant’s telephone, including area code    (425) 463-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

          On November 3, 2006, ITEX Corporation (“ITEX”) and SBC Telecom, Inc. (“SBC”) executed a sublease agreement whereby ITEX will lease approximately 7,035 rentable square feet of office space on the first floor of the building commonly known as Kenyon Center, located at 3326 160th Avenue SE, Bellevue, Washington, 98008.  The office space will be used as ITEX’s executive offices and corporate facilities.

          The term of the sublease commences on February 1, 2007, and expires on April 30, 2010.  The monthly base rent for the sublease is $12,897.50.  ITEX may also be responsible for certain operational expenses relating to its use of the building.  The sublease agreement was subject to the consent of the master landlord, which consent was obtained on November 6, 2006.

          The foregoing is a summary description of the terms and conditions of the lease agreement and by its nature is incomplete.  It is qualified in its entirety by reference to the sublease agreement, which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

10.1	Sublease dated as of November 3, 2006

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEX Corporation
(Registrant)

	By:	/s/ Steven White

Date: November 16, 2006		Steven White
Chief Executive Officer